EXHIBIT NO. 23.1

            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of On2 Technologies, Inc., pertaining to the registration of 15,496,600 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 2004 with respect to our audit of the consolidated financial statements of On2 Technologies, Inc. included in its 2003 Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission.




New York, New York
November 23, 2004